Exhibit 99.1

Delco Remy Completes Sale of $275 Million of New Notes

ANDERSON, Ind., April 23, 2004 /PRNewswire/ — Delco Remy International, Inc. today announced that it has successfully completed the sale of $275 million of new notes. As previously announced, the offering included $125 million of second priority senior secured floating rate notes due 2009 bearing interest at LIBOR plus 4.00% and $150 million of 9 3/8% senior subordinated notes due 2012. The net proceeds of the issuance were used to pay down existing indebtedness under the Company’s senior credit facility and to finance the redemption of the Company’s outstanding 10 5/8% senior subordinated notes due 2006 issued on August 1, 1996. In connection with the offering, the Company amended its senior credit facility to reflect the repayment in full of its term loan facility, to provide for borrowings of up to $120.0 million under its revolving credit facility and to extend the initial maturity date of the senior credit facility from March 31, 2006 to June 30, 2007.

Commenting on the transaction, Raj Shah, Chief Financial Officer, said, “We are pleased with the new financing package. It substantially increases liquidity, reduces our cost of capital and extends debt maturities.”

The Company also today announced the call for redemption of its 10 5/8% senior subordinated notes due 2006 in their entirety. The redemption date is May 24, 2004. These notes will be redeemed at 101.771% of their face amount plus accrued and unpaid interest up to, but not including, the redemption date.

The notes have been sold in the United States to qualified institutional buyers in reliance on Rule 144A, and outside the United States in compliance with Regulation S, under the Securities Act of 1933, as amended (the “Securities Act”). These notes have not been registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This news release does not constitute an offer to sell nor a solicitation of an offer to buy such notes in any jurisdiction in which such an offer or sale would be unlawful, and is issued pursuant to Rule 135C under the Securities Act.

About Delco Remy:

Delco Remy International, Inc., headquartered in Anderson, Indiana, is a leading designer, manufacturer, remanufacturer and distributor of electrical, drivetrain/powertrain and related products and core exchange service for automobiles and light trucks, heavy-duty trucks and other heavy-duty off-road and industrial applications.

Caution Regarding Forward-Looking Statements:

This news release contains statements relating to future results of the Company that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “Act”) or by the Securities and Exchange Commission (“SEC”) in its rules, regulations and releases. The Company desires to take advantage of the “safe harbor” provisions in the Act for forward-looking statements made in this press announcement. Any statements set forth in this news release with regard to its expectations as to financial results and other aspects of its business may constitute forward-looking statements. These statements relate to the Company’s future plans, objectives, expectations and intentions and may be identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” or “anticipate,” and similar expressions. The Company cautions readers that any such forward-looking statements are based on assumptions that the Company believes are reasonable, but are subject to a wide range of risks including, but not limited to, risks associated with the uncertainty of future financial results, pending arbitration and other litigation proceedings, acquisitions, additional financing requirements, development of new products and services, the effect of competitive products or pricing, the effect of economic conditions and other uncertainties detailed from time to time in the Company’s filings with the SEC. Due to these uncertainties, the Company cannot assure readers that any forward-looking statements will prove to have been correct.

David E. Stoll
CONTACT:	Delco Remy International, Inc.
+1-765-778-6523